EXHIBIT 4.1

                                                                 Execution Copy

===============================================================================


                                 $525,000,000

                      SENIOR SECURED TERM LOAN AGREEMENT


                           Dated as of June 7, 1999



                                     Among


                        McDERMOTT INTERNATIONAL, INC.,


                           THE LENDERS NAMED HEREIN,

                                      and

                                CITIBANK, N.A.,
                           as Administrative Agent,

                            -----------------------

                          SALOMON SMITH BARNEY, INC.,
                       as Lead Arranger and Book Runner



===============================================================================
                                                       [CS&M Ref. No. 6558-153]


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                               TABLE OF CONTENTS

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                                                                                                      Page
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ARTICLE I.  DEFINITIONS..................................................................................1
         SECTION 1.01.  Defined Terms....................................................................1
         SECTION 1.02.  Terms Generally.................................................................11


ARTICLE II. THE CREDITS.................................................................................11
         SECTION 2.01.  Commitments.....................................................................11
         SECTION 2.02.  Loans...........................................................................11
         SECTION 2.03.  Borrowing Procedure.............................................................12
         SECTION 2.04.  Evidence of Debt; Repayment of Loans............................................13
         SECTION 2.05.  Fees............................................................................13
         SECTION 2.06.  Interest on Loans...............................................................13
         SECTION 2.07.  Default Interest................................................................14
         SECTION 2.08.  Alternate Rate of Interest......................................................14
         SECTION 2.09.  Termination and Reduction of Commitments........................................14
         SECTION 2.10.  Prepayment......................................................................14
         SECTION 2.11.  Reserve Requirements; Change in Circumstances...................................15
         SECTION 2.12.  Change in Legality..............................................................16
         SECTION 2.13.  Indemnity.......................................................................16
         SECTION 2.14.  Pro Rata Treatment..............................................................17
         SECTION 2.15.  Sharing of Setoffs..............................................................17
         SECTION 2.16.  Payments........................................................................17
         SECTION 2.17.  Taxes...........................................................................17
         SECTION 2.18.  Assignment of Commitments Under Certain Circumstances...........................19

ARTICLE III. REPRESENTATIONS AND WARRANTIES.............................................................19
         SECTION 3.01.  Organization; Powers............................................................19
         SECTION 3.02.  Authorization...................................................................19
         SECTION 3.03.  Enforceability..................................................................20
         SECTION 3.04.  Governmental Approvals..........................................................20
         SECTION 3.05.  Financial Statements............................................................20
         SECTION 3.06.  No Material Adverse Change......................................................20
         SECTION 3.07.  Title to Properties; Possession Under Leases....................................20
         SECTION 3.08.  Subsidiaries....................................................................21
         SECTION 3.09.  Litigation; Compliance with Laws................................................21
         SECTION 3.10.  Federal Reserve Regulations.....................................................21
         SECTION 3.11.  Investment Company Act; Public Utility Holding Company Act......................21
         SECTION 3.12.  Use of Proceeds.................................................................21
         SECTION 3.13.  Tax Returns.....................................................................21
         SECTION 3.14.  No Material Misstatements.......................................................21
         SECTION 3.15.  Employee Benefit Plans..........................................................22
         SECTION 3.16.  Environmental and Safety Matters................................................22
         SECTION 3.17.  Absence of Limitations on JRMSA Payment and Advances by
                               Subsidiaries.............................................................22
         SECTION 3.18.  Pledge Agreement................................................................22
         SECTION 3.19.  Merger Agreement................................................................22

ARTICLE IV. CONDITIONS TO ALL BORROWINGS................................................................23
         SECTION 4.01.  All Borrowings..................................................................23
         SECTION 4.02.  First Borrowing.................................................................23

[

                                                                                             Contents, p.2


ARTICLE V. AFFIRMATIVE COVENANTS........................................................................24
         SECTION 5.01.  Existence; Businesses and Properties............................................25
         SECTION 5.02.  Insurance.......................................................................25
         SECTION 5.03.  Obligations and Taxes...........................................................25
         SECTION 5.04.  Financial Statements, Reports, etc..............................................25
         SECTION 5.05.  Litigation and Other Notices....................................................26
         SECTION 5.06.  ERISA...........................................................................26
         SECTION 5.07.  Maintaining Records; Access to Properties and Inspections.......................27
         SECTION 5.08.  Delivery of Shares..............................................................27
         SECTION 5.09.  Merger..........................................................................27
         SECTION 5.10.  JRMSA Payment...................................................................27

ARTICLE VI. NEGATIVE COVENANTS..........................................................................27
         SECTION 6.01.  Indebtedness....................................................................28
         SECTION 6.02.  Liens...........................................................................28
         SECTION 6.03.  Sale and Lease-Back Transactions................................................29
         SECTION 6.04.  Mergers, Consolidations and Sales of Assets.....................................29
         SECTION 6.05.  Transactions with Affiliates....................................................29
         SECTION 6.06.  Business of Borrower and Subsidiaries...........................................29
         SECTION 6.07.  Restricted Payments.............................................................29
         SECTION 6.08.  Minimum Consolidated Tangible Net Worth.........................................30
         SECTION 6.09.  Minimum Cash, Cash Equivalents and Investments in Debt Securities
                                          of JRMSA......................................................30
         SECTION 6.10.  No Limitations on Dividends and Advances by Subsidiaries........................30
         SECTION 6.11.  No Amendment of Material Documents..............................................30
         SECTION 6.12.  JRMSA Credit Agreement and BWICO Credit Agreement...............................30

ARTICLE VII. EVENTS OF DEFAULT..........................................................................30

ARTICLE VIII. THE ADMINISTRATIVE AGENT..................................................................33

ARTICLE IX. MISCELLANEOUS...............................................................................35
         SECTION 9.01.  Notices.........................................................................35
         SECTION 9.02.  Survival of Agreement...........................................................35
         SECTION 9.03.  Binding Effect..................................................................35
         SECTION 9.04.  Successors and Assigns..........................................................35
         SECTION 9.05.  Expenses; Indemnity.............................................................37
         SECTION 9.06.  Right of Setoff.................................................................38
         SECTION 9.07.  Applicable Law..................................................................38
         SECTION 9.08.  Waivers; Amendment..............................................................38
         SECTION 9.09.  Interest Rate Limitation........................................................39
         SECTION 9.10.  Entire Agreement................................................................39
         SECTION 9.11.  Waiver of Jury Trial............................................................39
         SECTION 9.12.  Severability....................................................................40
         SECTION 9.13.  Counterparts....................................................................40
         SECTION 9.14.  Headings........................................................................40
         SECTION 9.15 . Jurisdiction; Consent to Service of Process.....................................40
         SECTION 9.16.  Judgment Currency...............................................................40
         SECTION 9.17.  Confidentiality.................................................................41



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                                                                Contents, p.3


                 EXHIBITS AND SCHEDULES

Exhibit A        Administrative Questionnaire
Exhibit B        Form of Assignment and Acceptance
Exhibit C        Form of Borrowing Request
Exhibit D        Form of Pledge Agreement
Exhibit E-1      Form of Opinion of John S. Tsai, Assistant Corporate
                    Secretary, of the Borrower
Exhibit E-2      Form of Opinion of Davis Polk & Wardwell, counsel for the
                    Borrower
Exhibit E-3      Form of Opinion of Durling & Durling, Panamanian Counsel for
                    the Borrower

Schedule 2.01    Commitments
Schedule 3.08    Subsidiaries
Schedule 3.16    Environmental and Safety Matters
Schedule 6.01    Indebtedness

                                    CREDIT AGREEMENT dated as of June 7, 1999,
                           among McDermott International, Inc., a Panamanian corporation (the "Borrower"), the financial institutions from time to time party hereto, initially consisting of those listed on Schedule
                           2.01 (the "Lenders"), and CITIBANK, N.A., as administrative agent (in such capacity, the "Administrative Agent") for the Lenders.

                  The Borrower has requested that the Lenders (such term and each other capitalized term used but not defined herein having the meaning given it in Article I) extend credit to the Borrower during the Availability Period, in the form of Term Loans in an aggregate principal amount not greater than $525,000,000. The proceeds of the Term Loans will be used only to purchase Shares pursuant to the Tender Offer and the Merger.

                  The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:


ARTICLE I.  DEFINITIONS

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

                  "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

                  "ABR Loan" shall mean a Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                  "Acquisition Sub" shall mean the newly organized subsidiary of the Borrower that will merge into JRMSA pursuant to the Merger Agreement.

                  "Acquisition Transactions" shall mean the Tender Offer and the Merger.

                  "Adjusted LIBO Rate" shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

                  "Administrative Agent Fees" shall have the meaning assigned to such term in Section 2.05(b).

                  "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A.

                  "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified, provided, that as used in Section 6.05 the term "Affiliate" shall exclude the Borrower and the Subsidiaries.

                  "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Percentage" shall mean with respect to any Eurocurrency Loan or ABR Loan, or with respect to the Commitment Fees, the applicable percentage set forth in the table below under the caption "Eurocurrency Spread", "ABR Spread" or "Commitment Fee Percentage", as the case may be, based upon the Rating applicable on such date.



===============================================================================
                         Eurocurrency                            Commitment Fee
     S&P Ratings            Spread             ABR Spread          Percentage
     -----------       ----------------        ----------        --------------

Category 1
----------
BBB or higher                1.00%                .000%               .25%

Category 2
----------
BBB-
                             1.25%                .250%               .30%
Category 3
---------
BB+                          1.625%               .625%               .35%

Category 4
----------
BB                           2.00%                1.00%               .40%

Category 5
----------
BB-
                             2.50%                1.50%               .50%
Category 6
----------
Lower than BB- or unrated    3.00%                2.00%               .75%
===============================================================================


                  For purposes of the foregoing, (i) if S&P shall not have in effect a Rating, such rating agency shall be deemed to have established a Rating in Category 6; and (ii) if the Rating established or deemed to have been established by S&P shall be changed (other than as a result of a change in the rating system of S&P), such change shall be effective as of the date on which it is first announced by S&P. If the rating system of S&P shall change, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system and, pending the effectiveness of any such amendment, the Applicable Percentage shall be determined by reference to the ratings most recently in effect (or deemed to be in effect) prior to such change. Each change in the Applicable Percentage shall apply to Eurocurrency Loans and ABR Loans outstanding and Commitment Fees accruing during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

                  "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent with the consent of the Borrower (which consent shall not be unreasonably withheld).

                  "Availability Period" shall mean the period from and including the date the Tender Offer is consummated to and including the date the Merger is consummated.

                  "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

                  "Borrowing" shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

                  "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C.

                  "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in New York City or a day on which banks in New York City are authorized or required by law to close) on which banks are open for business in New York City; provided, however, that, when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

                  "BWICO" shall mean Babcock & Wilcox Investment Company, a Delaware corporation.

                  "BWICO Credit Agreement" shall mean the Revolving Credit Facility and Letter of Credit Agreement dated as of July 9, 1998, among Citibank, N.A., as Administrative Agent, ABN AMRO Bank N.V., as Syndicate Issuing Bank, The Bank of Nova Scotia, as Documentation Agent, BWICO and the other Lenders named therein, as amended to the date hereof and as hereafter amended from time to time, and any bank credit agreement which, in the opinion of Citibank N.A., replaces such Agreement.

                  "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock" shall mean, with respect to any person, any and all shares, interests, participations or other equivalents (however designated, whether voting or nonvoting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such person, that in each case are outstanding or issued on or after the date of this Agreement.

                  A "Change in Control" shall be deemed to have occurred if
(a) a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall be occupied by persons who are not Continuing Directors of the Borrower; or (b) any person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) shall acquire Control of the Borrower (provided that under no circumstances shall the ownership or control of less than 20% of the issued and outstanding Capital Stock of the Borrower be deemed to constitute Control).

                  "Closing Date" shall mean the date hereof.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" means any and all "Collateral" as defined in the Pledge Agreement.

                  "Collateral Agent" means Citibank, N.A. in its capacity as collateral agent for the Secured Parties under the Pledge Agreement.

                  "Commitment" shall mean, (i) with respect to any Lender, the commitment of such Lender set forth in Schedule 2.01 hereto under the heading "Commitment" or in the Assignment and Acceptance pursuant to which such Lender assumed its Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09, and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 or 2.18.

                  "Commitment Fee" shall have the meaning assigned to such term in Section 2.05(a).

                  "Consolidated Shareholders' Equity" shall mean, at any date, the shareholders' equity of the Borrower at such date, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Tangible Net Worth" shall mean at any date, Consolidated Shareholders' Equity at such date minus the sum at such date of all Intangible Assets of the Borrower and its consolidated subsidiaries.

                  "Continuing Director" shall mean, with respect to any corporation, any member of the board of directors of such corporation on the date of this Agreement and any other member of the board of directors of such corporation nominated or selected by a majority of the Continuing Directors, or by the nominating committee of the board of directors of such corporation, serving at the time of such nomination or election.

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

                  "Creole" means Creole Insurance Company, Ltd., a Bermuda corporation.

                  "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

                  "Dollars" or "$" shall mean lawful money of the United States of America.

                  "Effective Date" shall mean the first Business Day on which all conditions set forth in Sections 4.01 and 4.02 are satisfied.

                  "Environmental Laws" shall have the meaning assigned to such term in Section 3.16.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                  "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

                  "Eurocurrency Borrowing" shall mean a Borrowing comprised of Eurocurrency Loans.

                  "Eurocurrency Loan" shall mean a Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

                  "Event of Default" shall have the meaning assigned to such term in Article VII.

                  "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient (an "Other Recipient") of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender or Other Recipient, in which its applicable lending office is located or any political subdivision of any such jurisdiction, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender, any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agree ment (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding tax pursuant to Section 2.17(a), or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.17(e).

                  "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fees" shall mean the Commitment Fees and the Administrative Agent Fees.

                  "Final Eurodollar Interest Period" shall mean the Interest Period for the last Eurocurrency Borrowing made or continued under this Agreement.

                  "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, treasurer or controller of such corporation.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located, the United States of America, any State thereof and the District of Columbia.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America applied on a consistent basis.

                  "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term

Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

                  "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind (other than deposits or advance payments on contracts entered into in the ordinary course of business) , (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention arrangements relating to property or assets purchased by such person (but in no event including operating leases), (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and deferred compensation to officers and employees in the ordinary course of business),
(e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (f) all Guarantees by such person of Indebtedness of others, (g) all Capital Lease Obligations of such person, (h) all obligations of such person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements (the amount of any such obligation to be the amount that would be payable upon the acceleration, termination or liquidation thereof) and (i) all obligations of such person as an account party in respect of letters of credit and bank guarantees. The Indebtedness of any person (i) shall include the Indebtedness of any partnership in which such person is a general partner, (ii) shall not include the Indebtedness of such person to any of its subsidiaries or of any such subsidiary to such person or any other such subsidiary and (iii) shall include any amounts representing the purchase price of accounts receivable under one or more Receivables Facilities. For the purposes of Section 6.01, the term "Indebtedness" shall exclude (w) obligations in respect of agreements and arrangements referred to in clause (h) above to the extent (and only to the extent) such agreements and arrangements are entered into to protect the Borrower and its subsidiaries against interest or exchange rate risks to which they are exposed in the conduct of their businesses and not for speculative purposes, (x) obligations referred to in clause (i) above, (y) Non-Recourse Indebtedness of Single Project Entities and (z) obligations in the nature of performance bonds or performance guarantees of contracts entered into in the ordinary course of business.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Intangible Assets" shall mean (i) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (ii) prepaid expenses, deferred charges or unamortized debt discount and expense, (iii) reserves carried and not deducted from assets, (iv) treasury stock, (v) any write-up in the book value of any asset resulting from a revaluation thereof subsequent to December 31, 1998, and (vi) any items not included in clauses (i) through (v) above which are required to be treated as intangibles under GAAP.

                  "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any refinancing of such Borrowing with a Borrowing of a different Type.

                  "Interest Period" shall mean (a) as to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing or on the last day of the Interest Period most recently in effect therefor and ending (i) one week thereafter or (ii) on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, or 3 months thereafter, in each case as the Borrower may elect, and
(b) as to any ABR Borrowing, the period commencing on the date of such Borrowing or on the last day of the

Interest Period most recently in effect therefor and ending on the earliest of
(i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Maturity Date and (iii) the date such Borrowing is prepaid in accordance with Section 2.10; provided, however, that (x) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (y) the Final Eurodollar Interest Period may, at the Borrower's option, commence on the date of such Borrowing (which shall be a date at least seven days and not more than three months prior to the Maturity Date) and shall end on the Maturity Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                  "Investment" shall have the meaning assigned to such term in
Section 6.04.

                  "Joint Venture" shall mean, as to any person, any other person of which 20% or more of the Capital Stock is held directly or indirectly by such first person but which is not a subsidiary of such first person.

                  "JRMHI" shall mean J. Ray McDermott Holdings, Inc., a Delaware corporation.

                  "JRMI" shall mean J. Ray McDermott, Inc., a Delaware corporation.

                  "JRMSA" shall mean J. Ray McDermott, S.A., a Panamanian corporation.

                  "JRMSA Credit Agreement" shall mean the Letter of Credit and Revolving Credit Agreement dated as of June 29, 1998, among JRMSA, certain other Subsidiaries, Citibank, N.A., as administrative agent, ABN AMRO Bank, N.V., as syndicate issuing bank and the Bank of Nova Scotia, as documentation agent, and the other Lenders named therein, as amended to the date hereof and as hereafter amended from time to time, and any bank credit agreement which, in the opinion of Citibank, N.A., replaces such Agreement.

                  "JRMSA Payment" shall mean the payment of cash dividends and/or the making of loans by JRMSA or subsidiaries of JRMSA or Creole or MIICO to the Borrower promptly following the Merger, in an amount that, together with any cash of the Borrower available for such purpose, will be sufficient to repay all amounts outstanding under this Agreement.

                  "LIBO Rate" shall mean, with respect to any Eurocurrency Borrowing, the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which Dollar deposits approximately equal in principal amount to the Administrative Agent's portion of such Eurocurrency Borrowing, and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent or, if the Administrative Agent does not at the time maintain a London office, the principal London office of any Affiliate of the Administrative Agent, in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; provided, however, that there shall be excluded from the foregoing any lien arising under Section 412 of the Code, Section 302(f) of ERISA or Title IV of ERISA.

                  "Loan Documents" shall mean this Agreement, the Pledge Agreement, the Notes and the Fee Letter.

                  "Loan Parties" shall mean the Borrower and any Subsidiary party to the Pledge Agreement.

                  "Loans" shall mean the Term Loans made hereunder.

                  "Margin Stock" shall have the meaning given such term under Regulation U.

                  "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole,
(b) material impairment of the ability of the Borrower to perform any of its obligations under any Loan Document to which it is or will be a party or to complete the Merger or make the JRMSA Payment as required hereunder or (c) material impairment of the rights of or benefits available to the Lenders under any Loan Document. It is agreed that the establishment of a reserve for asbestos-related liabilities by BWICO and its subsidiaries that does not result in a violation of Section 6.08 will not in and of itself constitute a Material Adverse Effect.

                  "Material Indebtedness" shall mean Indebtedness (other than the Loans) of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $10,000,000 (or its equivalent in any foreign currency).

                  "Material Subsidiary" shall mean (a) JRMSA, JRMHI, JRMI, BWICO and Acquisition Sub, (b) any other subsidiary that directly or indirectly owns or Controls any Material Subsidiary and (c) any other subsidiary (i) the consolidated net revenues of which for the most recent fiscal year of the Borrower for which audited financial statements have been delivered pursuant to Section 3.05 or 5.04 were greater than 5% of the Borrower's consolidated net revenues for such fiscal year or (ii) the consolidated tangible assets of which as of the end of such fiscal year were greater than 5% of the Borrower's consolidated tangible assets as of such date; provided that if at any time the aggregate amount of the consolidated net revenues or consolidated tangible assets of all Subsidiaries that are not Material Subsidiaries exceeds 10% of the Borrower's consolidated net revenues for any such fiscal year or 10% of the Borrower's consolidated tangible assets as of the end of any such fiscal year, the Borrower (or, in the event the Borrower has failed to do so within 10 days, the Administrative Agent) shall designate sufficient Subsidiaries as "Material Subsidiaries" to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries. For purposes of making the determinations required by this definition, revenues and assets of Foreign Subsidiaries shall be converted into Dollars at the rates used in preparing the consolidated balance sheet of the Borrower included in the applicable financial statements.

                  "Maturity Date" shall mean September 30, 1999.

                  "Merger" shall mean the merger of Acquisition Sub with and into JRMSA in accordance with the terms of the Merger Agreement in connection with which the Borrower will acquire any Shares not purchased in the Tender Offer.

                  "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of May 7, 1999 between JRMSA and the Borrower, as amended by any amendment thereof made in compliance with Section 6.11 hereof.

                  "MIICO" means McDermott International Investments Co., Inc., a Panamanian corporation.

                  "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Non-Recourse Indebtedness" shall mean Indebtedness incurred in connection with the financing of an operating or construction project which will be serviced solely through the revenues of the project being financed and the obligees of which will have recourse solely against such revenues and the assets comprising such project.

                  "Notes" shall have the meaning assigned thereto in Section
2.04.

                  "Offer Documents" shall mean the Offer to Purchase the Shares by the Borrower dated May 13, 1999 and the related Letter of Transmittal, each as amended by any amendments thereof made in compliance with
Section 6.11 hereof.

                  "Other Taxes" means any and all present or future recording, stamp, documentary, excise, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

                  "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, or any agency or political subdivision thereof.

                  "Plan" shall mean any pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code that is maintained by the Borrower or any ERISA Affiliate.

                  "Pledge Agreement" shall mean the Pledge Agreement, substantially in the form of Exhibit D, between the Borrower, Acquisition Sub, each other Subsidiary from time to time owning shares of common stock of JRMSA or securities convertible into such shares and the Collateral Agent for the benefit of the Secured Parties.

                  "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York, New York. Each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

                  "Rating" shall mean the corporate credit rating assigned on such date by S&P to the Borrower.

                  "Receivables Facility" shall mean any agreement or series of agreements under which Borrower or its subsidiaries sell accounts receivable to unrelated third parties (or to special purpose subsidiaries for resale to unrelated third parties) for cash on a non-recourse basis (subject to exposures and liabilities customarily retained by sellers in transactions of that type) and on terms (including discounts) customary for transactions of that type.

                  "Register" shall have the meaning given such term in Section 9.04(d).

                  "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Reportable Event" shall mean any reportable event as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of
Section 414 of the Code).

                  "Required Lenders" shall mean, at any time, Lenders having an aggregate principal amount of Loans and unused Commitments representing at least 66-2/3% of the total aggregate principal amount of Loans and unused Commitments at such time.

                  "Requirement of Law" shall mean, as to any person, the certificate of incorporation and by-laws, the partnership agreement or other organizational or governing documents of such person, and any law, treaty, rule or regulation, or determination, judgment, writ, injunction, decree or order of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such person or any of its property or to which such person or any of its property is subject.

                  "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in this Agreement.

                  "Restricted Payment" shall have the meaning assigned to such term in Section 6.07.

                  "S&P" shall mean Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.

                  "Secured Parties" shall mean (a) the Lenders, (b) the Collateral Agent, (c) the beneficiaries of each indemnification obligation undertaken by each Pledgor (as defined in the Pledge Agreement) under any Loan Document and (d) the successors and assigns of each of the foregoing.

                  "Shares" shall mean all shares of common stock of JRMSA that are not on the date hereof owned directly or indirectly by the Borrower.

                  "Single Project Entity" shall mean a person, other than an individual, that (a) is organized solely for the purpose of holding, directly or indirectly, an ownership interest in one entity or property or in a group of related properties (real or personal, tangible or intangible) used for a single project, that is acquired, purchased or constructed or, in the case of previously undeveloped, non-income generating property of the Borrower or any of its subsidiaries, developed by the Borrower or any of its subsidiaries, (b) does not engage in any business unrelated to such entity or property or the financing thereof and (c) does not have any material assets or Indebtedness other than those related to its interest in such entity or property or the financing thereof.

                  "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject, with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, required by GAAP to be consolidated by the parent or one or more subsidiaries of the parent.

                  "Subsidiary" shall mean any subsidiary of the Borrower.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Tender Offer" shall mean the offer to purchase all the Shares by Acquisition Sub pursuant to the Offer Documents and in accordance with the Merger Agreement.

                  "Term Loans" shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.01. Each Term Loan shall be a Eurocurrency Loan or an ABR Loan.

                  "Total Commitment" shall mean at any time the aggregate amount of the Lenders' Commitments at such time.

                  "Transactions" shall have the meaning assigned to such term in Section 3.02.

                  "Transferee" shall have the meaning assigned to such term in
Section 2.17(f).

                  "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

                  "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Terms Generally. The definitions in Section
1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that, if GAAP shall change after the date of this Agreement in a manner affecting any of the covenants set forth in Article VI, then, at the request of the Borrower or the Required Lenders, the parties hereto shall negotiate in good faith in an effort to agree upon appropriate adjustments to such covenants and, following the execution of an amendment hereto giving effect to any such agreement, such accounting or financial terms shall for purposes of determining compliance with such covenants be construed in accordance with GAAP as so changed (it being understood that such terms shall be construed in accordance with GAAP as in effect prior to such change at all times following any such request and before the execution of any such amendment).


ARTICLE II. THE CREDITS

                  SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Term Loans to the Borrower at any time during the Availability Period in an aggregate principal amount not exceeding such Lender's Commitment. Amounts repaid in respect of Loans may not be reborrowed.

                  SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commit ments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) in the case of a Eurocurrency Borrowing, an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) in the case of an ABR Borrowing (x) an integral multiple of $1,000,000 and not less than $5,000,000 or (y) equal to the remaining available balance of the applicable Commitments.

                  (b) Subject to Section 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans, as the Borrower may request pursuant to Section 2.02. Each Lender may at its option make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing which, if made, would result in more than ten Eurocurrency Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

                  (c) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in Dollars to such account as the Administrative Agent may designate not later than 12:00 noon, New York time, and the Administrative Agent shall by 4:00 p.m., New York time, credit the amounts so received to an account with the Administrative Agent or an Affiliate of the Administrative Agent designated by the Borrower in the Borrowing Request, which account must be in the name of the Borrower and in New York or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

                  (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon in such currency, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

                  (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

                  SECTION 2.03. Borrowing Procedure. In order to request a Borrowing, the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request (i) in the case of a Eurocurrency Borrowing, not later than 4:00 p.m., New York time, three Business Days before a proposed Borrowing, and (ii) in the case of an ABR Borrowing, not later than 12:00 noon, New York time, one Business Day before a proposed Borrowing; provided, however, that Borrowing Requests with respect to Borrowings to be made on the Effective Date may, at the discretion of the Administrative Agent, be delivered later than the times specified above. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (A) whether the Borrowing then being requested is to be a Eurocurrency Borrowing or an ABR Borrowing; (B) the date of such Borrowing (which shall be a Business Day); (C) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c) and shall be an office of the Administrative Agent in New York); (D) the amount of such Borrowing; and (E) if such Borrowing is to be a Eurocurrency Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurocurrency Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly (and in any event on the same day that the Administrative Agent receives such notice, if received by 1:00 p.m., New York time, on such day) advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof) and of each Lender's portion of the requested Borrowing.

                  SECTION 2.04.  Evidence of Debt; Repayment of Loans.
(a) The outstanding principal balance of each Loan shall be payable on the Maturity Date.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

                  (e) The Loans made by each Lender shall be evidenced by one or more promissory Notes ("Notes") payable to such Lender and its registered assigns and the interests represented by such Notes shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more Notes payable to the payee named therein or its registered assigns.

                  SECTION 2.05. Fees. (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on June 30 and each date on which the Commitment of such Lender shall be terminated or reduced as provided herein, a commitment fee (a "Commitment Fee") accruing at a rate equal to the Applicable Percentage per annum in effect from time to time, in each case on the average daily unused amount of the Commitment of such Lender during the preceding quarter (or shorter period commencing with the date hereof or ending with the Maturity Date or the date on which the Commitment of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the date of this Agreement and shall cease to accrue on the date on which the Commitment of such Lender shall expire or be terminated as provided herein.

                  (b) The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter at the times and in the amounts specified therein (the "Administrative Agent Fees").

                  (c) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.

                  SECTION 2.06. Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time.

                  (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurocurrency Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time.

                  (c) Interest on each Loan shall be payable on the Interest Payment Dates appli cable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.07. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, such Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the Alternate Base Rate plus 2.00% per annum.

                  SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurocurrency Borrowing the Administrative Agent shall have determined that Dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market or that the rates at which such deposits are being offered will not adequately and fairly reflect the cost to a majority in interest of the Lenders of making or maintaining their Eurocurrency Loans during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurocurrency Borrowing pursuant to Section 2.03 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

                  SECTION 2.09.  Termination and Reduction of Commitments.
(a) The Commitments shall automatically terminate on the earlier of (i) the date five Business Days after the Merger is consummated and (ii) the Maturity Date.

                  (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that each partial reduction of the Commitments shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $10,000,000.

                  (c) Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrower shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to the date of such termination or reduction.

                  SECTION 2.10. Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least one Business Day's prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent before 11:00 a.m., New York time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000. Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein.

                  (b) In the event the Merger is consummated, the Borrower shall promptly and in any event within five Business Days prepay all amounts outstanding hereunder.

                  (c) All prepayments under this Section 2.10 shall be subject to Section 2.13 but otherwise without premium or penalty. All prepayments under this Section 2.10 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

                  SECTION 2.11. Reserve Requirements; Change in Circumstances.
(a) Notwithstanding any other provision of this Agreement, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurocurrency Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or applicable lending office or by any political subdivision or taxing authority therein and other than changes addressed by Section 2.17), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the London interbank market (or other relevant interbank market) any other condition affecting this Agreement or Eurocurrency Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                  (b) If any Lender shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation, agreement or guideline or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or admini stration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive issued after the date hereof regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered. No Lender shall demand compensation for such reductions if it shall not at the time be the general practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any.

                  (c) A certificate of a Lender setting forth in reasonable detail the amount or amounts (and the method of determination of such amount or amounts) necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

                  (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand such compensation with respect to such period; provided, however, that no Lender shall be entitled to compensation for any such increased costs or reduction in amounts received or receivable with respect to any date unless it shall have notified the Borrower that it will demand compensation therefor not more than 90 days after the later of such date and the date on which the circumstances giving rise to such increased costs or reduction in amounts so received or receivable shall take effect. The Borrower shall not be entitled to raise as a defense to payment pursuant to this Section 2.11 any assertion that any Lender could have contested the validity or applicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

                  SECTION 2.12. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if after the date of this Agreement any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any

Eurocurrency Loan or to give effect to its obligations as contemplated hereby with respect to any Eurocurrency Loan, then, by written notice to the Borrower and to the Administrative Agent:

                  (i) such Lender may declare that Eurocurrency Loans, will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional interest periods and ABR Loans will not thereafter (for such duration) be converted into Eurocurrency Loans), whereupon any request for a Eurocurrency Borrowing or to convert an ABR Borrowing into a Eurocurrency Borrowing or to continue a Eurocurrency Borrowing for an additional Interest Period, shall, as to such Lender only, be deemed a request for an ABR Loan or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurocurrency Loan into an ABR Loan, as the case may be, unless such declaration shall be subsequently withdrawn (or, if Loans to the Borrower cannot be made for the reasons specified above, such request shall be deemed to have been withdrawn); and

                  (ii) such Lender may require that all outstanding Eurocurrency Loans made by it be converted to ABR Loans in which event all such Eurocurrency Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepay ments of principal that would otherwise have been applied to repay the Eurocurrency Loans that would have been made by such Lender or the converted Eurocurrency Loans, of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurocurrency Loans.

                  (b) For purposes of this Section 2.12, a notice to the Borrower by any Lender shall be effective as to each Eurocurrency Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurocurrency Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

                  SECTION 2.13. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may reasonably sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurocurrency Loans prior to the end of the Interest Period in effect therefor or (ii) any Eurocurrency Loan to be made by such Lender not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a "Breakage Event") or (b) any default in the making of any payment or prepay ment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurocurrency Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or which would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to the Borrower and shall be conclusive absent manifest error.

                  SECTION 2.14. Pro Rata Treatment. Except as required under
Section 2.12, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each refinancing of any Borrowing with a Borrowing of any Type and each reduction of the Commitments shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing, computed in accordance with Section 2.01, to the next higher or lower whole Dollar amount.

                  SECTION 2.15. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan as a result of which the unpaid principal portion of its Loans shall be less relative to the unpaid principal portion of the Loans of any other Lender than immediately before such payment, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.15 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees, to the fullest extent permitted by applicable law, that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to or on behalf of the Borrower in the amount of such participation.

                  SECTION 2.16. Payments. (a) The Borrower shall make each payment (including each payment of principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York time at the place of payment, on the date when due in immediately available funds. Each such payment shall be made to the Administrative Agent at its designated offices in the United States.
Each such payment shall be made in Dollars.

                  (b) Whenever any payment (including any payment of principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

                  SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deduc tions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate; provided, that such Foreign Lender has received written notice from the Borrower advising it of the availability of such exemption or reduction and containing applicable documentation to be completed by such Foreign Lender.

                  (f) If the Administrative Agent or a Lender (or a transferee or assignee thereof, including a participation holder (any such entity a "Transferee")) shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower, or with respect to which the Borrower has paid additional amounts, pursuant to this Section 2.17, it shall promptly notify the Borrower of the availability of such refund claim and shall, within 30 days after receipt of a request by the Borrower, make a claim to such Governmental Authority for such refund at the Borrower's expense. If the Administrative Agent or a Lender (or Transferee) receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower, or with respect to which the Borrower has paid additional amounts, pursuant to this Section 2.17, it shall within 30 days from the date of such receipt pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (or Transferee) and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of the Administrative Agent or such Lender (or Transferee), agrees to repay the amount paid over to the Borrower (plus penalties, interest or other charges, if any, imposed by the relevant Governmental Authority in respect of such repayment) to the Administrative Agent or such Lender (or Transferee) in the event the Administrative Agent or such Lender (or Transferee) is required to repay such refund to such Governmental Authority. Nothing contained in this
Section 2.17 shall require any Lender (or any Transferee) or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

                  (g) Any Lender (or Transferee) claiming any indemnity payment or additional amounts payable pursuant to this Section 2.17 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the sole determination of such Lender (or Transferee), be otherwise disadvantageous to such Lender (or Transferee).

                  (h) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section
2.17 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

                  SECTION 2.18. Assignment of Commitments Under Certain Circumstances. In the event that any Lender shall have delivered a notice or certificate pursuant to Section 2.11 or 2.12, or the Borrower shall be required to make additional payments to any Lender under Section 2.17, the Borrower shall have the right (unless such Lender shall designate another lending office for any Loans affected by the circumstances giving rise to the operation and after the date of such redesignation, eliminate such circumstances), at its own expense, upon notice to such Lender and the Administrative Agent, to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.04) all its interests, rights and obligations under this Agreement to another financial institution which shall assume such obligations; provided that (i) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority to which such Lender is subject and (ii) the Borrower or the assignee, as the case may be, shall pay to the affected Lender in immediately available funds on the date of such termination or assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder.


ARTICLE III. REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to each of the Lenders that:

                  SECTION 3.01. Organization; Powers. The Borrower and each Material Subsidiary (a) is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its organization,
(b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required and (d) in the case of each Loan Party, has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder, except, in the case of clause (c) above and in the case of clauses
(a) and (b) above insofar as they relate to Material Subsidiaries that are not Loan Parties, for failures that would not individually or in the aggregate result in a Material Adverse Effect.

                  SECTION 3.02. Authorization. The execution, delivery and performance by the Borrower of each of the Loan Documents, the borrowings hereunder, the creation of the security interest granted by the Pledge Agreement, the Acquisition Transactions and the JRMSA Payment (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action (or, in the case of the JRMSA Payment and the Merger, will have been so authorized prior to the time at which they are to be made or completed) and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Material Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower or any Material Subsidiary is a party or by which any of them or any of their property is or may be bound, except for violations relating to Material Subsidiaries, and not to the Borrower, that would not individually or in the aggregate result in a Material Adverse Effect, (ii) be in conflict with, result in a breach of or constitute

(alone or with notice or lapse of time or both) a default or prepayment event under any such indenture, agreement or other instrument, except for conflicts, defaults or prepayment events relating to Material Subsidiaries, and not to the Borrower, that would not individually or in the aggregate result in a Material Adverse Effect or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Material Subsidiary.

                  SECTION 3.03. Enforceability. Each of this Agreement and the other Loan Documents has been duly executed and delivered by each Loan Party thereto and constitutes a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                  SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority (collectively, "Governmental Actions") is or will be required in connection with the Transactions, except (a) Governmental Actions that have been made or obtained and are in full force and effect, (b) Governmental Actions the failure to make or obtain which will not result in a Material Adverse Effect (c) reports required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended and (d) Governmental Actions not yet required to have been made or obtained which the Borrower has no reason to believe will not be made or obtained on or prior to the date such Governmental Actions will be required in connection with the Transactions.

                  SECTION 3.05. Financial Statements. The Borrower has heretofore furnished to the Lenders (a) consolidated balance sheet of the Borrower and its consolidated subsidiaries as of March 31, 1998, and consolidated statements of income and cash flows of the Borrower for the years ended March 31, 1998, 1997 and 1996, audited by and accompanied by the opinion of Ernst & Young LLP, independent public accountants; (b) unaudited consolidated balance sheet of the Borrower and its consolidated subsidiaries as of December 31, 1998, and consolidated statements of income and cash flows for the Borrower for the fiscal quarter and nine-month period then ended; and
(c) unaudited consolidating balance sheets and unaudited consolidating statements of income of JRMSA as of and for the nine months ended December 31, 1998, showing the financial condition of JRMSA, JRMHI and JRMI as of the close of such year and the results of operations of JRMHI, JRMSA and JRMI during such year. The financial statements referred to in clauses (a), (b) and (c) above present fairly the financial condition and results of operations of the corporations or businesses to which they relate as of the dates and for the periods indicated in accordance with GAAP consistently applied (subject to year-end adjustments in the case of the interim financial statements).

                  SECTION 3.06. No Material Adverse Change. There has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, since March 31, 1999 (it being agreed that the establishment of a reserve for asbestos-related liabilities by BWICO and its subsidiaries that does not result in a violation of Section 6.08 will not in and of itself constitute such a material adverse change).

                  SECTION 3.07. Title to Properties; Possession Under Leases. The Borrower and each Material Subsidiary has good and valid title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except for defects in title which are not, individually or in the aggregate, material to the Borrower and the Subsidiaries taken as a whole. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

                  SECTION 3.08. Subsidiaries. JRMSA is a Subsidiary at least 62% owned by the Borrower. JRMHI is a wholly owned subsidiary of JRMSA. JRMI is a wholly owned subsidiary of JRMHI. BWICO is a wholly owned subsidiary of the Borrower. Schedule 3.08 sets forth as of the date hereof a list of all Subsidiaries that would be required to be listed in Exhibit 21 to an Annual Report on Form 10-K filed by the Borrower with the Securities and Exchange Commission and the percentage ownership interest of the Borrower therein.

                  SECTION 3.09. Litigation; Compliance with Laws. (a) There are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any business, property or rights of any such person (i) which involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, result in a Material Adverse Effect, except as disclosed in (A) Item 3, "Legal Proceedings", of the Annual Report on Form 10-K of the Borrower dated March 31, 1998, (B) Item 3, "Legal Proceedings", of the Quarterly Report on Form 10-Q of the Borrower dated December 31, 1998, and (C) Item 10(e), "Additional Information", of the
Schedule 14D-1 of the Borrower dated May 13, 1999 (and the Borrower represents and warrants that there has been no material adverse change in the matters so disclosed).

                  (b) Neither the Borrower nor any of the Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.10. Federal Reserve Regulations. (a) Neither the Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                  (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or X.

                  SECTION 3.11. Investment Company Act; Public Utility Holding Company Act. Neither the Borrower nor any other Loan Party is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 3.12. Use of Proceeds. The Borrower will use the proceeds of the Loans only for the purposes specified in the preamble to this Agreement.

                  SECTION 3.13. Tax Returns. The Borrower and each of the Material Subsidiaries has filed or caused to be filed all Federal, state and material local tax returns required to have been filed by it in the United States or Panama, and all material tax returns required to have been filed by it in other jurisdictions, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Borrower shall have set aside on its books adequate reserves to the extent required by GAAP.

                  SECTION 3.14. No Material Misstatements. No information, report, financial statement, exhibit or schedule ("Evaluation Material") furnished by or on behalf of any officer of the Borrower to the Administrative Agent, any of its Affiliates or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained or will contain as of the time it was or is furnished, any material misstatement of fact or omitted or will omit as of such time to state any material fact necessary to make the statements therein, in light of the circumstances under which they were or are made, not misleading (taken together as a whole with all other information furnished by the Borrower); provided that, with respect to Evaluation Material consisting of statements, estimates and projections regarding the future performance of the Borrower and the Subsidiaries ("Projections"), no representation or warranty is made other than that such Projections have been prepared in good faith utilizing due and careful consideration and the best information available to the Borrower at the time of preparation thereof.

                  SECTION 3.15. Employee Benefit Plans. The Borrower and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to each Plan. Since January 1, 1996, no Reportable Event has occurred as to which the Borrower or any ERISA Affiliate was required to file a report with the PBGC. As of March 31, 1998, the present value of all benefit liabilities under such Plans (and neither the Borrower nor any ERISA Affiliate has any actual ro potential liability with respect to a Reportable Event that occurred before January 1, 1996, based on the assumptions used to fund such Plans) where benefit liabilities exceed assets did not, in the aggregate, exceed by more than $16,989,000 the value of the assets of such Plans. No Borrower nor any ERISA Affiliate has incurred any Withdrawal Liability that could result in a Material Adverse Effect. No Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated where such reorganization or termination has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect.

                  SECTION 3.16. Environmental and Safety Matters. The Borrower and each Material Subsidiary has complied in all material respects with all Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental or nuclear regulation or control or to employee health or safety (collectively, "Environmental Laws") except to the extent such non-compliance has not resulted and could not reasonably be expected to result in a Material Adverse Effect. The Borrower's and the Material Subsidiaries' plants do not manage, treat, store or dispose of and have not managed, treated, stored or disposed of any hazardous wastes, hazardous substances, hazardous materials, toxic substances, toxic pollutants or substances similarly denominated (as those terms or similar terms are used in any Environmental Law) or any nuclear fuel or other radioactive materials, in violation of any Environmental Law where such violation could reasonably be expected to result in a Material Adverse Effect on the part of the Borrower and its Subsidiaries, taken as a whole. Except as set forth in Schedule 3.16, no Borrower is aware of any event, condition or circumstance involving environmental pollution or contamination (including contamination related to any nuclear fuel or other radioactive material) or employee health or safety that could reasonably be expected to result in a Material Adverse Effect on the part of the Borrower or any Subsidiary.

                  SECTION 3.17. Absence of Limitations on JRMSA Payment and Advances by Subsidiaries. No Requirement of Law or Contractual Obligation applicable to JRMSA or any of its subsidiaries or to Creole or MIICO could reasonably be expected to (a) limit the ability of JRMSA, Creole or MIICO to make the JRMSA Payment or (b) limit the ability of JRMHI or JRMI to pay dividends or to make distributions or advances to JRMSA or any subsidiary of JRMSA as necessary to permit JRMSA to make the JRMSA Payment.

                  SECTION 3.18. Pledge Agreement. The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral and, when the stock certificates and other instruments evidencing such Collateral are delivered (with appropriate notations being made in the share registry of JRMSA and Acquisition Sub) to the Collateral Agent, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other Person.

                  SECTION 3.19. Merger Agreement. The Borrower (i) is in compliance in all material respects with the terms and conditions of the Merger Agreement and (ii) has not terminated, or taken any action which could result in the termination of, the Merger Agreement.


ARTICLE IV. CONDITIONS TO ALL BORROWINGS

                  The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:

                  SECTION 4.01.  All Borrowings.  On the date of each Borrowing:

                  (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03.

                  (b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

                  (c) At the time of and immediately after such Borrowing no Event of Default or Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

                  SECTION 4.02.  First Borrowing.  On the date of the initial
Borrowing:

                  (a) The Administrative Agent shall have received, and each Lender shall have received copies of, the favorable written opinions of (i) John S. Tsai, Esq., Assistant Corporate Secretary of the Borrower, to the effect set forth in Exhibit E-1 hereto, (ii) Davis, Polk & Wardwell, counsel for the Borrower, to the effect set forth in Exhibit E-2 hereto, and (iii) Durling & Durling, Panamanian counsel for the Borrower, to the effect set forth in Exhibit E-3 hereto, in each case dated the date hereof and addressed to the Lenders.

                  (b) All legal matters incident to this Agreement and the borrowings hereunder shall be reasonably satisfactory to the Lenders and to Cravath, Swaine & Moore, counsel for the Administrative Agent.

                  (c) The Administrative Agent shall have received, and each Lender shall have received copies of, (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of the Borrower, certified as of a recent date in a manner customary under Panamanian Law, and a certificate as to the good standing of the Borrower as of a recent date; (ii) a certificate of the Secretary or Assistant Secretary of the Borrower dated the date hereof and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Borrower as in effect on the date hereof and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of the Borrower have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of the Borrower; (iii) a certificate of another officer of the Borrower as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders or Cravath, Swaine & Moore, counsel for the Administrative Agent, may reasonably request.

                  (d) The Administrative Agent shall have received, and each Lender shall have received a copy of, a certificate, dated the date hereof and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

                  (e) The Administrative Agent and the Lenders shall have received all Fees and other amounts due and payable on or prior to the date hereof, including all fees described in a letter dated as of May 7, 1999 among Citibank, N.A., Salomon Smith Barney Inc.
         and the Borrower (the "Fee Letter").

                  (f) Except as otherwise agreed by the Administrative Agent, the terms of the Tender Offer (including, without limitation, the per Share price to be offered therein and the conditions to the Borrower's obligations to purchase Shares) shall be those set forth in the Offer Documents and the Merger Agreement, each in the form heretofore delivered to the Administrative Agent.

                  (g) The Administrative Agent shall be satisfied that no legal, contractual or other impediment will exist that could reasonably be expected to prevent the completion of the Merger promptly following the purchase of Shares pursuant to the Tender Offer.

                  (h) The Administrative Agent shall be satisfied that JRMSA, JRMHI, JRMI, Creole and MIICO hold, free of any Liens, cash, cash equivalents and investments in debt securities available for the making of the JRMSA Payment in an amount at least equal to $575,000,000 and that no legal, contractual or other impediment will exist that could reasonably be expected to prevent the making by JRMSA, JRMHI, JRMI, Creole and MIICO of the JRMSA Payment promptly following the Merger.

                  (i) The conditions to the purchase of Shares pursuant to the Tender Offer shall have been satisfied without any amendment or waiver (except for amendments and waivers that do not affect the price paid for the Shares and otherwise comply with Section 6.11), and at least a majority of the Shares shall have been or shall on the Effective Date simultaneously with the first Borrowing hereunder be accepted for purchase pursuant to the Tender Offer on the terms set forth therein and in accordance with applicable law.

                  (j) The Collateral Agent shall have received (i) counterparts of the Pledge Agreement signed on behalf of each Loan Party, (ii) certificates (with appropriate notations being made in the share registry) representing all the outstanding shares of capital stock of Acquisition Sub and JRMSA, and all other securities convertible into or exchangeable for shares of capital stock of Acquisition Sub or JRMSA, owned by or on behalf of any Loan Party and
         (iii) stock powers and instruments of transfer, endorsed in blank, with respect to such certificates; provided that the requirements of the preceding clauses (ii) and (iii) shall be deemed satisfied insofar as they relate to Shares purchased in the Tender Offer if arrangements satisfactory to the Collateral Agent shall be in effect for the perfection of the Collateral Agent's security interest in such Shares promptly following the acceptance of such Shares pursuant to the Tender Offer.

                  (k) The Borrower shall have delivered to the Administrative Agent for each Lender a statement on Federal Reserve Form U-1 in compliance with Regulation U of the Board of Governors of the Federal Reserve System and each Lender shall be satisfied, on the basis of the information contained in such statement, that the Loans will comply with Regulation U.


ARTICLE V. AFFIRMATIVE COVENANTS

                  The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, unless the Required Lenders shall otherwise consent in writing, it will, and will cause each of the Subsidiaries (except Subsidiaries not material individually or in the aggregate to the consolidated financial position or results of operations of the Borrower and the Subsidiaries taken as a whole, to the extent the failure of such Subsidiaries to comply with the covenants set forth in this Article V could not result in a Material Adverse Effect) to:

                  SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.04.

                  (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; comply in all material respects with all material applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

                  SECTION 5.02. Insurance. Maintain such property, liability and other insurance to such extent and against such risks as shall be customary with companies in the same or similar businesses or as shall be required by law, such insurance to be maintained with financially sound and reputable insurers or, to the extent customary with companies in the same or similar businesses, through self-insurance.

                  SECTION 5.03. Obligations and Taxes. Pay its Indebtedness and other obliga tions promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower and such Subsidiaries shall have set aside on their books adequate reserves with respect thereto.

                  SECTION 5.04. Financial Statements, Reports, etc. In the case of the Borrower, furnish to the Administrative Agent and each Lender:

                  (a) within 120 days after the end of each fiscal year, a consolidated balance sheet and related consolidated statements of income and retained earnings and of cash flows of the Borrower showing the financial condition of the Borrower and its consolidated subsidiaries as of the close of such fiscal year and the results of the operations of the Borrower and its consolidated subsidiaries during such year, audited by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower on a consolidated basis;

                  (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, a consolidated balance sheet and related consolidated statements of income and retained earnings and of cash flows of the Borrower, showing the financial condition of the Borrower and the consolidated subsidiaries as of the close of such fiscal quarter and the results of the operations of the Borrower and the consolidated subsidiaries during such fiscal quarter and then elapsed portion of the fiscal year, all certified by one of its Financial Officers to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

                  (c) concurrently with any delivery of financial statements under (b) above, a certificate of the Financial Officer (i) certifying that no Event of Default or Default has occurred or, if an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) in the case of each delivery of statements, setting forth computations in reasonable detail satisfactory to the Administrative Agent (and accompanied by any supporting information which shall have been reasonably requested by the Administrative Agent or the Required Lenders) demonstrating compliance with the covenants contained in Sections 6.08 and 6.09;

                  (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be (other than registration statements relating to employee benefit plans or to the registration of securities for selling security holders or pre-effective amendments, that shall not be declared effective, to registration statements); and

                  (e) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower and the Subsidiaries, or compli ance with the terms of any Loan Document (including a certificate with respect thereto), as the Administrative Agent or any Lender may reasonably request.

                  SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent prompt written notice upon becoming aware of the following:

                  (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

                  (b) any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, filed, commenced or threatened against the Borrower or any Subsidiary as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could result in a Material Adverse Effect; and

                  (c) any development that has resulted in, or could reasonably be anticipated to result in, a Material Adverse Effect.

                  SECTION 5.06. ERISA. Furnish to the Administrative Agent and each Lender (a) as soon as possible, and in any event within 30 days after any Responsible Officer of the Borrower or any ERISA Affiliate either knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Borrower or any Subsidiary to the PBGC in an aggregate amount exceeding $20,000,000, a statement of a Financial Officer setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (b) promptly after receipt thereof, a copy of any notice the Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) or to appoint a trustee to administer any Plan or Plans, (c) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code or Section 302(f) of ERISA of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC and (d) promptly and in any event within 30 days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (i) the imposition of Withdrawal Liability or (ii) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA.

                  SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Maintain all financial records to the extent necessary to prepare its financial statements in accordance with GAAP and arrange with the Administrative Agent for (a) any representatives designated by any Lender to visit and inspect the financial records and the properties of the Borrower or any Subsidiary at reasonable times and as often as reasonably requested and
(b) at the request of any Lender, any representatives designated by such Lender to discuss the affairs, finances and condition of the Borrower or any Subsidiary with the senior officers of the Borrower and independent accountants therefor.

                  SECTION 5.08. Delivery of Shares. The Borrower shall promptly deliver or cause to be delivered certificates evidencing any Shares or securities convertible into or exchangeable for Shares owned or acquired by the Borrower or any Subsidiary and related stock powers to the Collateral Agent under arrangements satisfactory to the Collateral Agent.

                  SECTION 5.09. Merger. Use its best efforts to complete the Merger in accordance with the terms of the Merger Agreement promptly following the consummation of the Tender Offer.

                  SECTION 5.10. JRMSA Payment. Make the JRMSA Payment promptly and in any event within five Business Days after the consummation of the Merger.


ARTICLE VI. NEGATIVE COVENANTS

                  The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will not cause or permit any Subsidiary (except, in the case of Sections 6.01 through 6.06 below, JRMSA and BWICO and their subsidiaries) to:

                  SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

                  (i) Indebtedness existing on the date hereof that is set forth in Schedule 6.01;

                  (ii) Indebtedness the proceeds of which are used to refinance any Indebtedness permitted under clause (i) above so long as (A) the obligor or obligors in respect of such refinancing Indebtedness are the same as those in respect of the Indebtedness being refinanced, (B) the principal amount of such refinancing Indebtedness does not exceed that of the Indebtedness being refinanced and (C) in the case of any Indebtedness being refinanced which is subordinated in whole or in part to the obligations of the Borrower hereunder, such refinancing Indebtedness shall be subordinated to such obligations to at least the same extent as the Indebtedness being refinanced, shall mature or be required to be prepaid, redeemed or repurchased no earlier than the date that is 90 days after the Maturity Date and shall be on terms no less favorable to the Lenders than the Indebtedness being refinanced, and the Borrower shall have notified the Administrative Agent of such refinancing and furnished to the Administrative Agent a copy of each agreement or instrument governing the refinancing Indebtedness;

                  (iii)  Indebtedness under the Loan Documents;

                  (iv) Letters of Credit entered into in the ordinary course of business in an aggregate stated amount not to exceed $75,000,000;

                  (v) repurchase agreements in an aggregate amount not to exceed $150,000,000, provided that (i) all proceeds therefrom are used only to pay amounts outstanding under this Agreement and (ii) such repurchase agreements are entered into not more than one week prior to the payment of all amounts outstanding hereunder; and

                  (vi) other Indebtedness in an aggregate principal amount not in excess of $50,000,000.

                  SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it, or sell or transfer or create any Lien on any income or revenues or rights in respect of any thereof, except:

                  (a) Liens for taxes that are not yet due or that are being contested in compliance with Section 5.03;

                  (b) carriers', warehousemen's, mechanic's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business of the Borrower and the Subsidiaries and securing obligations that are not due or that are being contested in compliance with Section 5.03;

                  (c) pledges and deposits made in the ordinary course of business of the Borrower and the Subsidiaries in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations,

                  (d ) Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business of the Borrower and the Subsidiaries;

                  (e) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower and the Subsidiaries; and

                  (f) Liens securing purchase money indebtedness not in excess of $25,000,000;

                  (g) Liens securing obligations in respect of repurchase agreements not in excess of $50,000,000;

                  (h) Liens securing obligations in respect of reinsurance trust agreements not in excess of $55,000,000; and

                  (i) Liens securing obligations in respect of repurchase agreements permitted by Section 6.01(v) in an amount not to exceed $150,000,000.

                  SECTION 6.03. Sale and Lease-Back Transactions. Enter into or be party to any arrangement, directly or indirectly, with any person consisting of the sale or transfer of any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and the rental or lease of such property or other property which it intends to use for substantially the same purpose or purposes as the property sold or transferred (a "Sale and Lease- Back Transaction").

                  SECTION 6.04. Mergers, Consolidations and Sales of Assets. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all its assets (whether now owned or hereafter acquired) or any capital stock of any Material Subsidiary held by it, except that (a) Acquisition Sub may merge with and into JRMSA, (b) any Subsidiary may merge into or dispose of all or substantially all its assets to the Borrower in a transaction in which the Borrower is the surviving corporation or the transferee of such assets and (c) any Subsidiary may merge with or into or dispose of all or substantially all its assets to one or more other Subsidiaries in a transaction in which the surviving person or the transferee of such assets is a Subsidiary.

                  SECTION 6.05. Transactions with Affiliates. (a)(i) Sell or transfer any property or assets to any of its Affiliates or (ii) purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates; provided that as long as no Default or Event of Default shall have occurred and be continuing, the Borrower and the Subsidiaries may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower and the Subsidiaries than could be obtained on an arm's-length basis from unrelated third parties.

                  (b) Engage in any material transaction with any of its Affiliates unless such transaction shall be fully documented under appropriate written agreements or instruments and true and complete records shall be maintained by the Borrower in respect thereof.

                  SECTION 6.06. Business of Borrower and Subsidiaries. Cease to engage in the businesses conducted by it on the date hereof (to the extent such businesses are material to the Borrower and the Subsidiaries taken as a whole), or engage to any extent material to the Borrower and the Subsidiaries taken as a whole in any other business which shall not be reasonably related to one or more of such businesses.

                  SECTION 6.07. Restricted Payments. In the case of the Borrower, pay any dividend or make any distribution in respect of, or redeem, retire, repurchase or otherwise acquire, any shares of any class of its Capital Stock, or any warrant, option or right to acquire any such shares (all the foregoing being collectively called "Restricted Payments"); provided that, so long as no Default or Event of Default shall have occurred and be continuing or would occur as a result thereof, (a) the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock and (b) the Borrower may make Restricted Payments not exceeding $10,000,000.

                  SECTION 6.08. Minimum Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth to be less than $250,000,000.

                  SECTION 6.09. Minimum Cash, Cash Equivalents and Investments in Debt Securities of JRMSA. Permit the sum of (a) the cash, cash equivalents and investments in debt securities held by JRMSA, JRMHI, JRMI, Creole and MIICO free of any Lien, and (b) the cash, cash equivalents and investments in debt securities held by the Borrower free of any Lien, to be less than $575,000,000 at any time prior to the making of the JRMSA Payment.

                  SECTION 6.10. No Limitations on Dividends and Advances by Subsidiaries. In the case of any Subsidiary, enter into or suffer to exist any covenant or agreement or other consensual restriction that would directly or indirectly restrict the ability of JRMSA, JRMHI, JRMI, Creole or MIICO to pay dividends or make other distributions on any of its Capital Stock or make loans or advances to the Borrower or any Subsidiary, in each case as part of the JRMSA Payment; provided, that the foregoing will not prohibit the Borrower or any Subsidiary from (i) entering into an agreement, otherwise permitted by this Agreement, the JRMSA Credit Agreement and the BWICO Credit Agreement, for the sale or disposition of all or substantially all the assets or Capital Stock of a Subsidiary, which agreement contains temporary restrictions with respect to such Subsidiary pending the closing of such sale or disposition or
(ii) suffering to exist restrictions in effect on the date hereof in existing debt agreements of Subsidiaries (including the JRMSA Credit Agreement and the BWICO Credit Agreement) (it being agreed that no such permitted restriction may restrict or impair (A) the ability of JRMHI or JRMI to transfer to JRMSA amounts required in order for it to make the JRMSA Payment or (B) the ability of JRMSA, Creole and MIICO to make the JRMSA Payment).

                  SECTION 6.11. No Amendment of Material Documents. Amend, modify or waive any of its rights under the Offer Documents or the Merger Agreement (prior to the consummation of the Merger) or permit JRMSA to amend or modify its certificate of incorporation, by-laws or other organizational, documents, in each case in a manner adverse to the rights or interests of the Lenders.

                  SECTION 6.12. JRMSA Credit Agreement and BWICO Credit Agreement. Permit the JRMSA Credit Agreement or the BWICO Credit Agreement or commitments of the lenders under either thereof to cease to be in full force and effect.

                  SECTION 6.13 Business of Acquisition Sub. Prior to the consummation of the Merger, the Borrower shall cause Acquisition Sub not to engage in any business or to incur any liabilities other than the business of acquiring and holding the Shares and other than liabilities incurred in connection with the Loan Documents, the Merger Agreement or the Offer Documents.

ARTICLE VII. EVENTS OF DEFAULT

                  In case of the happening of any of the following events ("Events of Default"):

                  (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the Borrowings hereunder, or any certificate furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished,

                  (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                  (c) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

                  (d) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05, 5.08, 5.09 or 5.10 or in Article VI;

                  (e) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

                  (f) the Borrower or any Subsidiary (which term, as used in this paragraph and in paragraphs (g) and (h) below, shall exclude special purpose corporations owning individual operating or construction projects to the extent (x) such corporations are not, individually or in the aggregate, material to the consolidated financial position or results of operations of the Borrower and (y) the holders of obligations of such corporations have recourse only against such corporations and the respective projects owned by them and not against the Borrower or any other Subsidiary or any assets of the Borrower or any other Subsidiary) shall (i) fail to pay any principal or interest, or to make any other required payment, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in, or permit to occur any Change of Control or similar event described in, any agreement or instrument evidencing or governing any Material Indebtedness if the effect of any failure referred to in this clause (ii) or any such Change of Control or similar event is to cause or require, or to permit the holder or holders of any Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause or require, such Material Indebtedness to become due or to be redeemed or repurchased prior to its stated maturity (or to cause or require any offer to be made to effect such redemption or repurchase);

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Subsidiary or of a substantial part of the property or assets of the Borrower or any Subsidiary, under Title II of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or any Subsidiary or (iii) the winding up or liquidation of the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (h) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title II of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or
         (vii) take any action for the purpose of effecting any of the foregoing;

                  (i) one or more judgments for the payment of money in an aggregate amount not covered by insurance in excess of $10,000,000 shall be rendered against the Borrower or any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or a judgment creditor shall levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment;

                  (j) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code or Section 302(f)(1) of ERISA), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Borrower and the Subsidiaries to the PBGC or to a Plan in an aggregate amount exceeding $20,000,000 and, within 30 days after the reporting of any such Reportable Event to the Administrative Agent or after the receipt by the Administrative Agent of the statement required pursuant to Section 5.06(c), the Administrative Agent shall have notified the Borrower in writing that (i) the Required Lenders have made a reasonable determination in good faith that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, it is reasonably likely that (A) the PBGC will take action to terminate such Plan or Plans, (B) a trustee will be appointed by the appropriate United States District Court to administer such Plan or Plans or (C) a lien will be imposed in favor of a Plan and (ii) as a result thereof an Event of Default exists hereunder, or a trustee shall be appointed by a United States District Court to administer any such Plan or Plans; or the PBGC shall institute proceedings to terminate any such Plan or Plans;

                  (k) (i) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) such Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not in fact contesting such Withdrawal Liability in a timely and appropriate manner and
         (iii) the amount of the Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date or dates of such notification), exceeds $30,000,000 or requires payments exceeding $10,000,000 in any year;

                  (l) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of the Borrower and their ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years, by an amount exceeding $10,000,000;

                  (m) there shall have occurred a Change in Control;

                  (n) there shall have occurred any Event of Default under and as defined in the JRMSA Credit Agreement or the BWICO Credit Agreement;

                  (o) any Loan Document shall cease to be, or shall be asserted by the Borrower not to be, in full force and effect and enforceable in all material respects in accordance with its terms;

                  (p) any Lien purported to be created under the Pledge Agreement shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the Pledge Agreement, except as a result of the Collateral Agent's failure to maintain possession of any stock certificates or other instruments delivered to it under the Pledge Agreement;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding, and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.


ARTICLE VIII. THE ADMINISTRATIVE AGENT

                  In order to expedite the transactions contemplated by this Agreement, Citibank, N.A., is hereby appointed to act as Administrative Agent on behalf of the Lenders. Each of the Lenders and each assignee of any such Lender hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or holder and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative Agent.

                  Neither the Administrative Agent, any of its Affiliates nor any of their directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained in any Loan Document. Neither the Administrative Agent nor any of its Affiliates shall be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements (other than as applied to or against the Administrative Agent). The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

                  The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor, subject to the approval of the Borrower (which approval shall not be unreasonably withheld) if no Default or Event of Default shall have occurred and be continuing. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, subject to the approval of the Borrower (which approval shall not be unreasonably with held) if no Default or Event of Default shall have occurred and be continuing, which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                  With respect to the Loans made by it hereunder, the Administrative Agent in its individual capacity and not as Administrative Agent and each of its Affiliates shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent.

                  Each Lender agrees (i) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder) of any expenses incurred for the benefit of the Lenders by the Administrative Agent or any of its Affiliates, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower and (ii) to indemnify and hold harmless the Administrative Agent, any of its Affiliates and any of their directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Administrative Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower; provided that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Administrative Agent or any of its directors, officers, employees or agents.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any of its Affiliates or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any of its Affiliates or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.


ARTICLE IX. MISCELLANEOUS

                  SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, graphic scanning or other telegraphic communications equipment of the sending party, as follows:

                  (a) if to the Borrower, to them at 1450 Poydras Street, New Orleans, Louisiana 70112, Attention of Robert A. Jolliff, Treasurer (Telecopy No. (504) 587-6062);

                  (b) if to the Administrative Agent, (i) with respect to Extensions of Credit, to it at 2 Penns Way, Suite 200 New Castle Delaware 19720, Global Loan Support Service, Attn: Heather Morgan, (Telecopy No. (302) 894-6120) and (ii) with respect to any other matters, to it at 399 Park Avenue 4th Floor, New York, New York Attention of Global Energy and Mining (Telecopy No. (212) 832-9857 with a copy to Citigroup/Salomon Smith Barney Inc, 1200 Smith Street, Suite 2000, Houston, Texas 77002, Attention of Gregory S. Morzano (Telecopy No. (713) 654-2849); and

                  (c) if to any other Lender, in any capacity, to it at its address (or telecopy number) set forth in its completed
         Administrative Questionnaire or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

                  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy, graphic scanning or other telegraphic communications equipment of the sender, or on the date five Business bays after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

                  SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans and other extensions of credit, and the execution and delivery to the Lenders of such Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as, the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated.

                  SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each Lender, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior consent of all the Lenders.

                  SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

                  (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commit ment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of such Lender or to any Federal Reserve Bank, each of the Borrower and the Administrative Agent must give its prior written consent to such assignment (which consents shall not be unreasonably withheld), (ii) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent), and, if the assigning Lender shall not have assigned its entire Commitment, the amount of the Commitment of such assigning Lender after giving effect to such assignment, shall not be less than the lesser of (x) $5,000,000 and (y) 2.5% of the Total Commitment, (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance and a processing and recordation fee of $3,500 and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.12 and 2.17 in respect of prior periods and of Section 9.05, as well as to any Fees accrued for its account and not yet paid).

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of their obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, any of its Affiliates, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Administrative Agent shall maintain at one of its offices in New York, New York, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register "). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders.

                  (f) Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that no Lender shall without the consent of the Borrower (which consent shall not be unreasonably withheld) sell any participation to any entity known by such Lender to be an Affiliate of any person engaged to a material extent in competition with the Borrower; provided further, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.11, 2.13 and 2.17 to the same extent as if they were Lenders (provided, that the amount of such benefit shall be limited to the amount in respect of the interest sold to which the seller of such participation would have been entitled had it not sold such interest) and (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modifications or waiver of any provision of this Agreement (except that any participating bank may be granted approval rights with respect to amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or changing the amount of or extending the Commitments, in each case to the extent that any of the foregoing shall affect such participating bank).

                  (g) Any Lender or participant may, in connection with any assignment or partici pation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such proposed assignee or participant shall execute an agreement whereby such proposed assignee or participant shall agree to preserve the confidentiality of such confidential information in accordance with Section 9.17.

                  (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank; provided that no such assignment shall release a Lender from any of its obligations hereunder. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

                  (i) The Borrower shall not assign or delegate any of its rights or duties hereunder.

                  SECTION 9.05. Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent or any of its Affiliates in connection with the preparation of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, including the fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Administrative Agent or any Lender.

                  (b) The Borrower agrees to indemnify the Administrative Agent, each of its Affiliates, each Lender and each of their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of or as a result of any claim, litigation, investigation or proceeding (including any claim, litigation, investigation or proceeding with respect to any Environmental Law or tax matters) relating to
(i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby or (ii) the use of the proceeds of the Loans, whether or not such Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section 9.05 shall be payable promptly after written demand therefor.

                  SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Promptly after making such set off and application, such Lender shall give notice to the Borrower thereof.

                  SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND
GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, any of its Affiliates or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, any of its Affiliates and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender affected thereby, (ii) change or extend the Commitment or decrease the Fees of any Lender without the prior written consent of such Lender, or (iii) amend or modify the provisions of Section
2.14 or Section 2.15, the provisions of this Section 9.08 or the definition of "Required Lenders", without the prior written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

                  SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate. In the event that the amount of interest and Charges charged, received, taken or reserved by any Lender during any period shall exceed the amount to be accrued during such period at the Maximum Rate by operation of this Section 9.09, or in the event that any unearned interest is charged, received, taken or reserved by any Lender in the event the principal of any Loan is prepaid or the maturity thereof is accelerated, then any such excess or unearned interest, as the case may be, shall be canceled automatically and shall not be collectible, and if paid, shall be credited by such Lender to the unpaid balance of such Loan or refunded to the Borrower at the Borrower's option. All calculations of interest contracted for, charged, received, taken or reserved by any Lender in connection with any Loan, for the purpose of determining whether the relevant interest rate (together with the applicable portion of all Charges) exceeds the Maximum Rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, spreading, and allocating in equal parts over the full term of such Loan (including all prior and future renewals and extensions thereof) all interest at any time contracted for, charged, received, taken, or reserved in connection with such Loan.

                  SECTION 9.10. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

                  SECTION 9.11. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

                  SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 9.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually-signed counterpart of this Agreement.

                  SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  SECTION 9.15 . Jurisdiction; Consent to Service of Process.
(a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final and nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law to the full extent permitted by law. Nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

                  (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents, to the fullest extent it may legally and effectively do so, to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.16. Judgment Currency. (a) The Borrower's obligations hereunder and under the other Loan Documents to make payments in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than Dollars, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or a Lender of the full amount of Dollars expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against the Borrower or in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than Dollars (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in Dollars, the conversion shall be made at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) deter mined. in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

                  (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, as a separate obligation and notwithstanding any judgment, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

                  (c) For purposes of determining the rate of exchange for this Section 9.16, such amounts shall include any premium and costs payable in connection with the purchase of Dollars.

                  SECTION 9.17. Confidentiality. (a) Each Lender agrees to keep confidential and not to disclose (and to cause its officers, directors, employees, agents and representatives to keep confidential and not to disclose) all Information (as defined below), except that such Lender shall be permitted to disclose Information (i) to such of its or its Affiliates' officers, directors, employees, agents, representatives as need to know such Information in connection with the servicing and protection of its interests in respect of its Loans and Commitments, the Loan Documents and the Transactions; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process or requested by any bank regulatory authority; (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Agreement, (B) becomes available to such Lender on a nonconfidential basis from a source other than the Borrower or their Affiliates or the Administrative Agent or (C) was available to such Lender on a nonconfidential basis prior to its disclosure to such Lender by the Borrower or its Affiliates or the Administrative Agent; (iv) as provided in Section 9.04(g); or (v) to the extent the Borrower shall have consented to such disclosure in writing. As used in this Section 9.17, "Information" shall mean the Confidential Information Memorandum and any other materials, documents and information which the Borrower or any of its Affiliates may have furnished or made available or may hereafter furnish or make available to the Administrative Agent or any Lender in connection with this Agreement.

                  (b) Each Lender agrees that, except to the extent the conditions referred to in subclause (A), (B) or (C) of clause (iii) of paragraph (a) above have been met, (i) it will use the Information only in connection with the servicing and protection of its interests in respect of its Loans and Commitment, the Loan Documents and the Transactions; and (ii) it will not use the Information in connection with any other matter or in a manner prohibited by any law, including, without limitation, the securities laws of the United States.

                  (c) Each assignee of or purchaser of a participation from a Lender shall be deemed, by accepting an assignment or participation hereunder, to have agreed to be bound by this Section 9.17.

                  IN WITNESS WHEREOF, the Borrower, the Administrative Agent, the Issuing Agent, the Documentation Agent and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        McDERMOTT INTERNATIONAL, INC.,


                                        by:___________________________________
                                           Name
                                           Title:


                                        CITIBANK, N.A., as Administrative Agent
                                        and in its individual capacity,


                                        by:___________________________________
                                           Name:
                                           Title: